UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 24, 2007

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007 at the Stereotaxis, Inc. (the “Company”) Annual Meeting of Stockholders, the stockholders of the Company approved a proposal to amend the Company’s 2002 Stock Incentive Plan (the “Plan”). The Plan, which was originally approved by the Company’s stockholders in 2002, is designed to attract, motivate and retain employees and other selected individuals through long-term incentive and other awards. Under the proposal presented to the stockholders for approval, the Plan was amended to increase the number of shares of Company common stock reserved for issuance under the Plan by 1,000,000 shares and the Plan was approved for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Plan, which was filed as Appendix A to the Company’s definitive proxy materials filed with the Securities and Exchange Commission on Schedule 14A on April 24, 2007, and the description of the Plan included therein under the caption “Proposal II: Amendment of the 2002 Stock Incentive Plan,” are incorporated by reference herein.

Item 9.01  Exhibits.

(d)	Exhibits.
10.1

Stereotaxis, Inc. 2002 Stock Incentive Plan, as amended May 24, 2007 (incorporated by reference to Appendix A to the Company’s definitive proxy materials filed with the Securities and Exchange Commission on Schedule 14A on April 24, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: May 30, 2007	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer